                                                                      EXHIBIT 21




                          SUBSIDIARIES OF THE COMPANY
                             AS OF AUGUST 31, 1996



                                                            JURISDICTION OF             PERCENTAGE
      NAME OF SUBSIDIARY                                     INCORPORATION                OWNED
      ------------------                                    ---------------             ----------


CMC (Australia) Pty., Limited                              Australia                         100
CMC Comercio de Metias, Ltda.                              Brazil                            100
CMC Concrete Accessories, Inc.                             Texas                              90
CMC Fareast Limited                                        Hong Kong                         100
CMC International (S.E. Asia) Pte., Limited                Singapore                         100
CMC Oil Company                                            Texas                             100
CMC Process Products, Inc.                                 Texas                             100
CMC Steel Holding Company                                  Delaware                          100
CMC Steel Fabricators, Inc.                                Texas                             100
CMC Trading A.G.                                           Switzerland                       100
CMC (UK) Limited                                           England                           100
Cometals China, Inc.                                       Texas                             100
Cometals Far East, Inc.                                    Texas                             100
Cometals, Inc.                                             New York                          100
Cometals International, S.A.                               Belgium                           100
Commercial Metals - Austin Inc.                            Texas                             100
Commercial Metals (International) A.G.                     Switzerland                       100
Commercial Metals Overseas Export (FSC) Corp.              US Virgin Islands                 100
Commercial Metals Railroad Salvage Company                 Texas                             100
Commercial Metals SF/JV Company                            Tennessee                         100
Commonwealth Metal Corporation                             New Jersey                        100
Daltrading Limited                                         Switzerland                       100
Enterprise Metal Corporation                               New York                          100
Howell Metal Company                                       Virginia                          100
Mini-Mill Consultants, Inc.                                Texas                             100
Owen Electric Steel Company of South Carolina              South Carolina                    100
Owen Industrial Products, Inc.                             South Carolina                    100
Owen Joist Corporation                                     South Carolina                    100
Owen Joist of Florida, Inc.                                Florida                           100
Owen of Georgia, Inc.                                      Georgia                           100
Owen Steel Company of Florida                              Florida                           100
Owen Steel Company of N.C., Inc.                           North Carolina                    100
Owen Supply Company, Inc.                                  South Carolina                    100
Regency Advertising Agency, Inc.                           Texas                             100
SMI-Owen Steel Company, Inc.                               South Carolina                    100
SMI Steel Inc.                                             Alabama                           100
Structural Metals, Inc.                                    Texas                             100
Zenith Finance and Construction Company                    Texas                             100